EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of KIT digital, Inc. of our report dated May 20, 2011 on the financial statements of ioko365 Limited as of September 30, 2010 and 2009, and each of the two years then ended, filed with the U.S. Securities and Exchange Commission.

/s/ Garbutt & Elliott LLP

GARBUTT & ELLIOTT LLP

York, U.K.
November 15, 2011